UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2016

INTERCONTINENTAL EXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36198	46-2286804
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Director Appointment

On September 21, 2016, the Board of Directors (the “Board”) of Intercontinental Exchange, Inc. (“ICE”) voted to increase the total number of directors constituting the Board from 8 to 9 directors pursuant to the provisions of ICE’s by-laws and appointed Thomas E. Noonan as a director of ICE.

Mr. Noonan is an entrepreneur who has founded and led companies focused on technology and cybersecurity. Since 2008, he has been with TechOperators, an early-stage venture fund, where he currently serves as General Partner and previously served as Founding Partner and Operating Partner. From 2013 to 2015, Mr. Noonan served as the General Manager of Energywise Solutions for Cisco Systems, and previously, he served as the Chairman and Chief Executive Officer of JouleX, an innovative energy management company that he co-founded in 2010. Prior to founding JouleX, Mr. Noonan was Chairman, President and Chief Executive Officer of Internet Security Systems, Inc., which was acquired by IBM in 2006. Mr. Noonan currently serves on the boards of Manhattan Associates, a public company with interests in software development, and of a number of privately held technology companies.

The Nominating and Corporate Governance Committee and the Board of ICE have determined that Mr. Noonan qualifies as an independent director and meets the applicable independence requirements of ICE, the New York Stock Exchange and the Securities and Exchange Commission. The Board of ICE has appointed Mr. Noonan to ICE’s Risk Committee (the “Risk Committee”).

Mr. Noonan will participate in ICE’s non-employee director compensation arrangements, which provide for the following compensation: (1) an annual cash retainer for Board service of $100,000; (2) an annual cash retainer for Risk Committee service of $10,000; and (3) an annual grant of $175,000 in the form of restricted stock units that vest one year from the date of grant with the number of units calculated at the time of grant by dividing the annual grant value by the closing price of ICE’s common stock on the date of grant. In connection with his appointment to the Board, Mr. Noonan also entered into the Agreement Relating to Noncompetition and Other Covenants with ICE, which all other non-employee directors of ICE are party to, as previously disclosed in our Current Report on Form 8-K, dated May 13, 2016.

If Mr. Noonan is appointed to serve on other committees of the Board of ICE, he will be entitled to additional cash compensation in connection with such additional service. Mr. Noonan will also be reimbursed for reasonable out-of-pocket expenses incurred in connection with attending ICE Board meetings.

A copy of the related press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

99.1	Press Release dated as of September 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on their behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

Date: September 21, 2016	By:	/s/ Andrew J. Surdykowski
Andrew J. Surdykowski Senior Vice President, Associate General Counsel